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[TURBODYNE LOGO]



                     EASDAQ MAINTAINS TURBODYNE'S SUSPENSION


CARPINTERIA, CALIFORNIA - AUGUST 21, 2000 - Turbodyne Technologies, Inc. (EASDAQ:TRBD) reports that on August 2, 2000 EASDAQ suspended trading of the shares of Turbodyne Technologies, Inc., pending clarification of the facts underlying Turbodyne's press release dated August 1, 2000.

On August 17, 2000, the EASDAQ Market Authority reviewed the decision to suspend and decided to maintain the suspension pending further investigation. Such suspension will remain in effect until October 3, 2000, unless otherwise determined by the Market Authority.

Turbodyne Technologies, Inc., a California based high technology company, specializes in the development of charging technology for internal combustion engines plus the development and manufacturing of high-tech assemblies for electrically assisted turbochargers and superchargers. Turbodyne Technologies, Inc.'s is located in Carpinteria, CA; the European business location is Frankfurt, Germany. Additional information about the company is available on the Internet at http://www.turbodyne.com.

Contacts:

Kenneth Fitzpatrick, VP Group Finance - Investor Relations: (800) 566-1130 Markus Kumbrink, Turbodyne Europe Investor Relations: +49-69-69-76-73-13

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